Flex Tax and Consulting Group (Flex-Tax, Inc.) P: (415) 860-6288 | F: (415) 688-2297 |E: info@flextcg.com

1160 Battery Street, East Building, Suite 100, San Francisco, CA 94111

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor's Report dated March 18, 2024 relating to the consolidated balance sheet of Ark7 Properties Plus LLC and its wholly owned series LLC subsidiaries: Series #0XYT6, Series #DIVTU, Series #FTWDS, Series #JTDXY, Series #NHMOP, Series #ORHOF, Series #P7FJ5, Series #QGXF0, Series #RPFUV, Series #SOV9W, Series #WGI3Z, Series #WRA7O and Series #ZIE3T for the year ended December 31, 2022 and 2023, and the related consolidated statement of income, consolidated statement of Member's equity, and consolidated statement of cash flows as a whole for the periods from March 17, 2022 (inception date) to December 31, 2022, and for the year ended December 31, 2023, and the related notes to the consolidated financial statements.

/s/ Flex-Tax, Inc.

San Francisco, CA

April 23, 2024